Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY EARNINGS

EL DORADO, Arkansas, October 29, 2008 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the third quarter of 2008 was $584.4 million, $3.04 per diluted share, compared to net income of $199.5 million, $1.04 per diluted share, in the third quarter of 2007. Income increased in 2008 compared to 2007 primarily due to significantly better earnings for exploration and production operations, and also due to improved earnings in the refining and marketing business.

For the first nine months of 2008, net income totaled $1.613 billion, $8.39 per diluted share, compared to $560.4 million, $2.94 per diluted share, for the same period in 2007.

At September 30, 2008, the Company had Cash and cash equivalents of $828.1 million, Canadian government securities with maturities of greater than 90 days at purchase of an additional $611.1 million, and Long-term debt of $1.066 billion.

Third Quarter 2008 vs. Third Quarter 2007

Exploration and Production (E&P)

Reviewing quarterly results by type of business, the Company’s income contribution from E&P operations was $529.9 million in the third quarter of 2008 compared to $150.8 million in the same quarter of 2007. The improved earnings in 2008 compared to 2007 were primarily based on higher oil sales prices and volumes. Total crude oil and gas liquids production was 118,797 barrels per day in the third quarter 2008 compared to 87,962 barrels per day in the 2007 quarter, with the increase primarily attributable to higher production at the Kikeh field, offshore Sabah, Malaysia, which began producing in August 2007. U.S. crude oil production declined in the 2008 period due to field shut-ins associated with Hurricanes Gustav and Ike. Canadian heavy oil production declined in 2008 mostly due to the sale of the Lloydminster property in the second quarter of the year. Lower 2008 oil production offshore eastern Canada was attributable to normal field decline and a higher royalty rate at Terra Nova, and synthetic oil production in Canada was lower in 2008 primarily due to a higher royalty rate and more downtime at Syncrude. Crude oil sales volumes averaged 117,891 barrels per day in the third quarter of 2008 compared to 78,702 barrels per day in the 2007 period. The Company’s worldwide crude oil, condensate and natural gas liquids sales prices averaged $107.98 per barrel for the 2008 third quarter compared to $63.96 per barrel in the same quarter of 2007. Natural gas sales volumes were 46 million cubic feet per day in the third quarter 2008 compared to 56 million cubic feet per day in the third quarter of 2007, with the decline due to lower production in Canada and at fields in South Louisiana. Natural gas sales volumes in Canada were lower in the 2008 period primarily due to the sale of the Company’s interest in Berkana Energy in January 2008. Gulf of Mexico natural gas sales volumes were lower due to most fields being shut-in by two hurricanes during the quarter. North American natural gas volumes were sold at an average of $11.51 per thousand cubic feet (MCF) during the 2008 third quarter compared to $6.22 per MCF during the 2007 quarter. Exploration expenses were $83.4 million in the 2008 quarter compared to $42.5 million in the same period of 2007, with the increase mostly attributable to higher dry hole costs in the Gulf of Mexico and offshore Malaysia, and higher undeveloped leasehold amortization expense for the Tupper property in British Columbia. Lower selling and general expense in the U.S. in 2008 compared to 2007 was primarily related to a donation of real estate during the 2007 quarter.

Refining and Marketing

The Company’s refining and marketing operations generated a quarterly profit of $85.8 million in the third quarter 2008 compared to a quarterly profit of $73.2 million in the 2007 third quarter. North American earnings improved in the 2008 period compared to 2007 primarily due to better margins for U.S. marketing operations. The U.K. results in the 2008 third quarter were below break-even due mostly to weak refining margins.

Corporate

The after-tax costs of the corporate functions were $31.3 million in the 2008 quarter compared to costs of $24.5 million in the 2007 quarter. The Company incurred more net interest expense in the 2008 period due to lower levels of interest capitalized to development projects. The Company also had higher foreign exchange losses in 2008 compared to 2007.

First Nine Months 2008 vs. First Nine Months 2007

Exploration and Production (E&P)

The Company’s exploration and production operations earned $1.535 billion in the first nine months of 2008 compared to $388.9 million in the same period of 2007. The primary reasons for the higher earnings in this business in 2008 were higher crude oil and natural gas sales prices and higher crude oil sales volumes. Lower natural gas sales volumes and higher exploration expenses in 2008 partially offset the higher sales prices and crude oil sales volumes. Crude oil and gas liquids production for the nine months of 2008 averaged 114,559 barrels per day compared to 84,169 barrels per day in 2007. The production increase in 2008 was primarily attributable to higher volumes produced at the Kikeh field, offshore Malaysia, as the field continued to ramp up during the year. Natural gas sales were 57 million cubic feet per day in 2008 compared to 58 million cubic feet per day in 2007, with the reduction primarily caused by shut-in of Gulf of Mexico fields due to two hurricanes in the third quarter. Crude oil, condensate and gas liquids sales prices averaged $100.53 per barrel in the 2008 period compared to $56.10 per barrel in 2007. North American natural gas was sold for $10.27 per MCF in 2008, up from $7.16 per MCF in 2007. Exploration expenses were $210.3 million in 2008 compared to $121.0 million in 2007 as the current-year period primarily included higher expenses for dry holes offshore Malaysia and leasehold amortization at Tupper in Canada.

Refining and Marketing

The Company’s refining and marketing operations generated a profit of $173.3 million in the first nine months of 2008 compared to a profit of $233.1 million in 2007. The lower 2008 result in North America was due to weaker U.S. refining margins during most of 2008 compared to 2007. Earnings for U.K. operations improved in 2008 compared to 2007 mostly due to better refining margins in the first half of the current year, plus a larger U.K. refining operation due to the Company’s purchase of the remaining 70% of the Milford Haven, Wales refinery in December 2007.

Corporate

Corporate after-tax costs were $95.8 million in the first nine months of 2008 compared to $61.6 million in the 2007 period. The 2008 period included higher net interest expense due to larger average debt levels and lower interest amounts capitalized to development projects. The current year also had higher foreign exchange losses and higher administrative expenses.

Claiborne P. Deming, President and Chief Executive Officer, commented, “With the extraordinary turmoil in the financial markets in recent weeks, our history of maintaining a strong balance sheet with low levels of debt is currently serving us well. In fact, our Company is financially strong with very low leverage. Our debt to total capital ratio at September 30 was 14%; we had about $1.4 billion of cash and invested cash at September 30; and we have continued access to a nearly $2 billion revolving loan facility from a diverse group of 25 U.S.

and foreign banks, with nearly $1.5 billion of this amount unused at September 30. Considering our cash position, our net company-wide leverage is virtually nil.

Although the lower oil prices seen in recent weeks have curtailed exploration and production earnings, the decline has allowed the refining and marketing business to make a strong contribution to the company’s results of operations in the third and early fourth quarters. Following Hurricanes Gustav and Ike, our Gulf of Mexico production has been hampered by delays in repairs to third-party pipelines. However, fourth quarter production benefits from start-up of the Tupper natural gas field in British Columbia and Kikeh natural gas offshore Sabah Malaysia. Our Gulf of Mexico drilling program included a discovery at Dalmatian in DeSoto Canyon Block 48. In the fourth quarter our drilling activities will be highlighted by wells in the Browse Basin offshore northwest Australia and offshore Sabah in Block P.

We anticipate total worldwide production to be approximately 141,000 barrels of oil equivalent per day during the fourth quarter 2008. Sales volumes are expected to be about 135,000 barrels of oil equivalent per day during the quarter. We currently expect earnings in the fourth quarter to be in the range of $1.00 to $1.40 per diluted share. Results could vary based on commodity prices, drilling results, timing of oil sales, and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss third quarter 2008 results on Thursday, October 30 at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-366-7640. The telephone reservation number for the call is 11120763. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through November 3 by calling 1-800-405-2236. Audio downloads will also be available on the Murphy website through December 1 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the third quarter and nine months of 2008 with comparisons to 2007 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

#####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007
	Revenues	Income	Revenues	Income
Exploration and production
United States	$142.5	41.0	101.4	24.8
Canada	368.3	166.8	283.8	107.1
United Kingdom	62.9	20.5	38.3	11.0
Malaysia	649.2	308.3	33.4	4.3
Ecuador	18.6	(.6)	36.3	10.3
Other	1.5	(6.1)	1.0	(6.7)

	1,243.0	529.9	494.2	150.8

Refining and marketing
North America	5,665.9	91.3	3,992.9	63.9
United Kingdom	1,376.2	(5.5)	332.0	9.3

	7,042.1	85.8	4,324.9	73.2

	8,285.1	615.7	4,819.1	224.0
Intersegment transfers elimination	(81.5)	—	(45.9)	—

	8,203.6	615.7	4,773.2	224.0
Corporate	(17.6)	(31.3)	7.5	(24.5)

Total revenues/net income	$8,186.0	584.4	4,780.7	199.5

	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007
	Revenues	Income	Revenues	Income
Exploration and production
United States	$468.1	159.5	300.0	59.3
Canada	1,194.8	554.5	726.4	263.6
United Kingdom	186.5	67.0	121.1	37.9
Malaysia	1,657.9	776.4	126.3	29.2
Ecuador	60.7	.9	98.8	24.3
Other	2.3	(23.2)	2.9	(25.4)

	3,570.3	1,535.1	1,375.5	388.9

Refining and marketing
North America	15,728.9	97.3	10,685.1	205.6
United Kingdom	3,928.4	76.0	846.6	27.5

	19,657.3	173.3	11,531.7	233.1

	23,227.6	1,708.4	12,907.2	622.0
Intersegment transfers elimination	(131.7)	—	(91.0)	—

	23,095.9	1,708.4	12,816.2	622.0
Corporate	(14.0)	(95.8)	13.0	(61.6)

Total revenues/net income	$23,081.9	1,612.6	12,829.2	560.4

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

			United				Synthetic
	United		King-				Oil –
(Millions of dollars)	States	Canada	dom	Malaysia	Ecuador	Other	Canada	Total
Three Months Ended September 30, 2008
Oil and gas sales and other revenues	$142.5	219.7	62.9	649.2	18.6	1.5	148.6	1,243.0
Production expenses	15.8	20.0	10.9	65.1	7.6	—	45.5	164.9
Depreciation, depletion and amortization	25.2	25.6	7.3	63.4	10.1	.3	7.1	139.0
Accretion of asset retirement obligations	1.7	1.1	.6	1.4	—	.2	.1	5.1
Exploration expenses
Dry holes	17.9	—	—	25.0	—	—	—	42.9
Geological and geophysical	5.1	2.2	—	1.2	—	.7	—	9.2
Other	.5	.1	.1	(.1)	—	1.8	—	2.4

	23.5	2.3	.1	26.1	—	2.5	—	54.5
Undeveloped lease amortization	6.8	22.0	—	—	—	.1	—	28.9

Total exploration expenses	30.3	24.3	.1	26.1	—	2.6	—	83.4

Selling and general expenses	6.1	2.9	1.8	(.6)	.3	4.0	.3	14.8

Results of operations before taxes	63.4	145.8	42.2	493.8	.6	(5.6)	95.6	835.8
Income tax expenses	22.4	45.8	21.7	185.5	1.2	.5	28.8	305.9

Results of operations (excluding corporate overhead and interest)	$41.0	100.0	20.5	308.3	(.6)	(6.1)	66.8	529.9

Three Months Ended September 30, 2007
Oil and gas sales and other revenues	$101.4	180.5	38.3	33.4	36.3	1.0	103.3	494.2
Production expenses	16.2	29.3	9.0	9.9	8.8	—	35.6	108.8
Depreciation, depletion and amortization	17.6	41.0	5.2	5.2	10.0	.2	7.3	86.5
Accretion of asset retirement obligations	1.1	1.3	.5	.9	—	.2	.2	4.2
Exploration expenses
Dry holes	4.5	6.9	—	(2.2)	—	—	—	9.2
Geological and geophysical	9.5	4.2	—	9.0	—	.7	—	23.4
Other	.5	.1	.1	—	—	1.3	—	2.0

	14.5	11.2	.1	6.8	—	2.0	—	34.6
Undeveloped lease amortization	4.5	3.1	—	—	—	.3	—	7.9

Total exploration expenses	19.0	14.3	.1	6.8	—	2.3	—	42.5

Selling and general expenses	13.0	4.0	.9	1.6	.2	4.8	.2	24.7
Minority interest	—	(.4)	—	—	—	—	—	(.4)

Results of operations before taxes	34.5	91.0	22.6	9.0	17.3	(6.5)	60.0	227.9
Income tax expenses	9.7	23.9	11.6	4.7	7.0	.2	20.0	77.1

Results of operations (excluding corporate overhead and interest)	$24.8	67.1	11.0	4.3	10.3	(6.7)	40.0	150.8

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

			United				Synthetic
	United		King-				Oil –
(Millions of dollars)	States	Canada	dom	Malaysia	Ecuador	Other	Canada	Total
Nine Months Ended September 30, 2008
Oil and gas sales and other revenues	$468.1	807.6	186.5	1,657.9	60.7	2.3	387.2	3,570.3
Production expenses	48.5	66.5	24.1	174.1	24.9	—	146.5	484.6
Depreciation, depletion and amortization	80.8	85.5	21.3	166.9	32.2	.7	20.3	407.7
Accretion of asset retirement obligations	4.6	3.5	1.7	4.0	—	.6	.5	14.9
Exploration expenses
Dry holes	18.1	—	—	35.8	—	—	—	53.9
Geological and geophysical	27.2	14.8	—	13.4	—	1.4	—	56.8
Other	4.8	.3	.5	—	—	8.6	—	14.2

	50.1	15.1	.5	49.2	—	10.0	—	124.9
Undeveloped lease amortization	18.5	66.1	—	—	—	.8	—	85.4

Total exploration expenses	68.6	81.2	.5	49.2	—	10.8	—	210.3

Selling and general expenses	18.1	9.7	3.6	(.1)	.6	12.8	.7	45.4
Minority interest	—	.3	—	—	—	—	—	.3

Results of operations before taxes	247.5	560.9	135.3	1,263.8	3.0	(22.6)	219.2	2,407.1
Income tax expenses	88.0	159.1	68.3	487.4	2.1	.6	66.5	872.0

Results of operations (excluding corporate overhead and interest)	$159.5	401.8	67.0	776.4	.9	(23.2)	152.7	1,535.1

Nine Months Ended September 30, 2007
Oil and gas sales and other revenues	$300.0	483.5	121.1	126.3	98.8	2.9	242.9	1,375.5
Production expenses	59.6	76.1	22.2	27.1	27.6	—	96.1	308.7
Depreciation, depletion and amortization	51.0	116.4	17.6	21.0	28.7	.5	19.1	254.3
Accretion of asset retirement obligations	2.9	3.5	1.5	2.5	—	.5	.5	11.4
Exploration expenses
Dry holes	32.0	7.8	—	(2.1)	.3	(.4)	—	37.6
Geological and geophysical	20.9	8.5	—	14.1	—	9.8	—	53.3
Other	4.3	.3	.3	—	—	4.4	—	9.3

	57.2	16.6	.3	12.0	.3	13.8	—	100.2
Undeveloped lease amortization	13.4	6.3	—	—	—	1.1	—	20.8

Total exploration expenses	70.6	22.9	.3	12.0	.3	14.9	—	121.0

Impairment of long-lived assets	2.6	—	—	—	—	—	—	2.6
Selling and general expenses	25.3	12.5	2.8	8.4	.7	11.7	.6	62.0
Minority interest	—	(.4)	—	—	—	—	—	(.4)

Results of operations before taxes	88.0	252.5	76.7	55.3	41.5	(24.7)	126.6	615.9
Income tax expenses	28.7	75.8	38.8	26.1	17.2	.7	39.7	227.0

Results of operations (excluding corporate overhead and interest)	$59.3	176.7	37.9	29.2	24.3	(25.4)	86.9	388.9

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues	$8,186,033	4,780,732	23,081,914	12,829,243

Costs and expenses
Crude oil and product purchases	6,495,942	3,909,009	18,312,432	10,288,096
Operating expenses	440,697	320,037	1,272,782	926,472
Exploration expenses	83,440	42,531	210,336	121,035
Selling and general expenses	56,552	65,591	171,009	173,309
Depreciation, depletion and amortization	174,635	114,289	512,729	337,016
Accretion of asset retirement obligations	5,346	4,197	15,630	11,461
Impairment of long-lived assets	—	—	—	40,708
Interest expense	16,622	19,837	59,326	52,447
Interest capitalized	(7,292)	(12,419)	(20,236)	(43,664)
Minority interest	—	(448)	298	(424)

	7,265,942	4,462,624	20,534,306	11,906,456

Income before income taxes	920,091	318,108	2,547,608	922,787
Income tax expense	335,669	118,573	934,990	362,376

Net income	$584,422	199,535	1,612,618	560,411

Net income per Common share
Basic	$3.08	1.06	8.51	2.99
Diluted	3.04	1.04	8.39	2.94

Cash dividends per Common share	$.25	.1875	.625	.4875

Average Common shares outstanding (thousands)
Basic	189,788	188,239	189,500	187,716
Diluted	192,243	191,193	192,220	190,764

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating Activities
Net income	$584,422	199,535	1,612,618	560,411
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	174,635	114,289	512,729	337,016
Impairment of long-lived assets	—	—	—	40,708
Amortization of deferred major repair costs	7,375	5,832	20,551	15,894
Expenditures for asset retirements	(4,285)	(770)	(7,213)	(4,642)
Dry holes	42,878	9,150	53,883	37,570
Amortization of undeveloped leases	28,913	7,965	85,428	20,811
Accretion of asset retirement obligations	5,346	4,197	15,630	11,461
Deferred and noncurrent income tax charges	54,794	12,628	217,347	31,599
Pretax (gain) loss from dispositions of assets	(336)	(224)	(134,582)	(1,032)
Net (increase) decrease in operating working capital other than cash and cash equivalents	183,862	(168,117)	184,478	(199,639)
Other	10,474	47,228	35,795	64,867

Net cash provided by operating activities	1,088,078	231,713	2,596,664	915,024

Investing Activities
Property additions and dry holes	(545,230)	(466,044)	(1,560,146)	(1,279,470)
Purchase of investment securities*	(266,038)	(59,821)	(611,110)	(59,821)
Proceeds from sale of assets	662	807	361,339	18,751
Expenditures for major repairs	(5,513)	(1,090)	(38,665)	(9,304)
Other – net	(2,075)	(2,145)	(13,690)	(9,069)

Net cash required by investing activities	(818,194)	(528,293)	(1,862,272)	(1,338,913)

Financing Activities
Increase (decrease) in notes payable	(474,195)	388,373	(447,195)	668,323
Decrease in nonrecourse debt of a subsidiary	—	(2)	(5,235)	(4,886)
Proceeds from exercise of stock options and employee stock purchase plan	1,020	13,046	21,463	33,837
Excess tax benefits related to exercise of stock options	357	10,363	18,666	21,069
Cash dividends paid	(47,608)	(35,382)	(118,834)	(91,801)
Other	—	—	—	(760)

Net cash provided by (used in) financing activities	(520,426)	376,398	(531,135)	625,782

Effect of exchange rate changes on cash and cash equivalents	(37,863)	16,391	(48,864)	44,382

Net increase (decrease) in cash and cash equivalents	(288,405)	96,209	154,393	246,275
Cash and cash equivalents at beginning of period	1,116,505	693,456	673,707	543,390

Cash and cash equivalents at September 30	$828,100	789,665	828,100	789,665

*	Represents cash invested in Canadian government securities with maturities longer than 90 days at time of purchase.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2007)

(Millions of dollars)

	Sept. 30,	Dec. 31,
	2008	2007
Total current assets	$3,637.9	2,886.8
Total current liabilities	2,309.1	2,109.3
Total assets	11,830.8	10,535.8
Long-term debt
Notes payable	1,066.2	1,513.0
Nonrecourse debt	—	3.2
Stockholders' equity	6,519.5	5,066.2

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Capital expenditures
Exploration and production
United States	$75.4	91.9	353.2	236.6
Canada	152.8	54.2	358.7	282.5
Malaysia	204.3	240.5	493.7	552.9
Other	51.2	57.6	145.8	159.4

	483.7	444.2	1,351.4	1,231.4

Refining and marketing
North America	68.2	105.0	273.1	197.5
United Kingdom	31.1	2.9	46.4	8.7

	99.3	107.9	319.5	206.2

Corporate	0.5	0.9	2.3	3.0

Total capital expenditures	583.5	553.0	1,673.2	1,440.6

Charged to exploration expenses*
United States	23.5	14.5	50.1	57.2
Canada	2.3	11.2	15.1	16.6
Malaysia	26.1	6.8	49.2	12.0
Other international	2.6	2.1	10.5	14.4

Total charged to exploration expenses	54.5	34.6	124.9	100.2

Total capitalized	$529.0	518.4	1,548.3	1,340.4

*Excludes amortization of undeveloped leases of	$28.9	7.9	85.4	20.8

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007
	Net crude oil, condensate and gas liquids produced – barrels per day	118,797	87,962	114,559	84,169
	United States	9,151	11,680	11,373	13,069
Canada	– light	—	640	62	587
	– heavy	7,254	11,144	8,801	11,197
	– offshore	16,379	20,248	17,214	19,862
	– synthetic	13,110	14,423	11,953	12,865
	United Kingdom	2,713	3,575	4,917	5,108
	Malaysia	63,144	17,358	52,673	12,473
	Ecuador	7,046	8,894	7,566	9,008

	Net crude oil, condensate and gas liquids sold – barrels per day	117,891	78,702	118,395	82,245
	United States	9,151	11,680	11,373	13,069
Canada	– light	—	640	62	587
	– heavy	7,254	11,144	8,801	11,197
	– offshore	15,014	20,153	16,132	20,151
	– synthetic	13,110	14,423	11,953	12,865
	United Kingdom	5,460	5,123	5,616	6,152
	Malaysia	61,349	6,359	56,951	8,706
	Ecuador	6,553	9,180	7,507	9,518

	Net natural gas sold – thousands of cubic feet per day	45,948	55,712	56,518	57,784
	United States	38,846	41,667	46,816	42,283
	Canada	1,122	10,582	2,538	9,569
	United Kingdom	5,980	3,463	7,164	5,932

	Total net hydrocarbons produced – equivalent barrels per day*	126,455	97,247	123,979	93,800
	Total net hydrocarbons sold – equivalent barrels per day*	125,549	87,987	127,815	91,876

*	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007
	Weighted average sales prices
	Crude oil, condensate and natural gas liquids – dollars per barrel (1)
	United States	$118.87	70.50	108.99	59.55
Canada (2)	– light	—	56.77	70.37	50.73
	– heavy	80.87	34.91	70.97	32.43
	– offshore	119.06	73.97	111.76	65.66
	– synthetic	122.41	77.78	111.70	69.15
	United Kingdom	111.89	75.88	106.48	65.68
	Malaysia (3)	111.71	61.01	105.48	53.33
	Ecuador (4)	30.40	43.07	29.20	38.00
	Natural gas – dollars per thousand cubic feet
	United States (1)	$11.64	6.59	10.44	7.37
	Canada (2)	7.05	4.74	7.19	6.21
	United Kingdom (2)	11.81	7.17	11.21	6.84

	Refinery inputs – barrels per day	232,020	176,785	240,837	179,276
	North America	120,793	140,886	127,709	145,413
	United Kingdom	111,227	35,899	113,128	33,863

	Petroleum products sold – barrels per day	535,284	472,876	536,291	444,845
	North America	422,132	433,536	424,294	408,064
	Gasoline	313,097	312,553	310,444	295,283
	Kerosine	3,366	152	2,466	1,250
	Diesel and home heating oils	78,563	88,894	89,364	85,565
	Residuals	15,815	16,357	14,881	15,873
	Asphalt, LPG and other	11,291	15,580	7,139	10,093
	United Kingdom	113,152	39,340	111,997	36,781
	Gasoline	30,200	15,023	34,065	12,798
	Kerosine	18,912	3,670	14,473	3,499
	Diesel and home heating oils	29,780	14,811	34,263	13,036
	Residuals	15,562	3,895	14,053	3,549
	LPG and other	18,698	1,941	15,143	3,899

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Prices are net of payments under the terms of the production sharing contracts for Blocks K and SK 309.
(4)	All prices are net of legislated revenue sharing with the Ecuadorian government.